Exhibit 5.2

May 8, 2020

Comstock Resources, Inc.
5300 Town and Country Blvd., Suite 500
Frisco, TX 75034

Ladies and Gentlemen:

     We have acted as special Nevada counsel to Comstock Resources, Inc., a Nevada corporation (the “Company”), Comstock Oil & Gas, LLC, a Nevada limited liability company (“COG LLC”), and Comstock Oil & Gas-Louisiana, LLC, a Nevada limited liability company (“COGLA,” and together with COG LLC, the “Nevada Co-Registrants”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company and the Nevada Co-Registrants with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to, among other things, the issuance and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of up to $750,000,000.00 of the following securities: (i) shares of common stock of the Company, $0.50 par value per share (the “Common Stock”); (ii) shares of preferred stock of the Company, $10.00 par value per share (the “Preferred Stock”), in one or more series; (iii) senior or subordinated debt securities of the Company, in one or more series (the “Debt Securities”); (iv) warrants to purchase debt or equity securities of the Company (“Warrants”); (v) units consisting of one or more Warrants, Debt Securities, Guarantees (as defined below), Preferred Stock, Common Stock or any combination of such securities (“Units”); and (vi) guarantees of the Company’s Debt Securities by certain of the Company’s subsidiaries, including the Nevada Co-Registrants (the “Guarantees”) (items (i) through (vi) above are collectively referred to herein as the “Securities”).

     The Debt Securities and the Guarantees will be issued pursuant to an indenture (the “Indenture”), to be entered into by the Company, each of the Nevada Co-Registrants, as guarantors, and a a trustee (the “Trustee”) chosen by the Company and qualified to act as such under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) to be named therein, substantially in the form referenced in Exhibit 4.1 to the Registration Statement, and as the same may hereafter be supplemented from time to time, among other things at the time of and in connection with the issuance of the Debt Securities and any Guarantees. The Warrants will be issued pursuant to a warrant agreement (the “Warrant Agreement”) by and between the Company and a warrant agent.

     In connection with this opinion, we have examined originals or copies, certified, or otherwise identified to our satisfaction, of: (i) the Second Amended and Restated Articles of Incorporation (the “Restated Articles of Incorporation”) and Amended and Restated Bylaws of the Company (the “Bylaws”), each as amended to date and currently in effect, and similar organizational documents for each of the Nevada Co-Registrants; (ii) the Registration Statement; (iii) the prospectus contained in the Registration Statement (the “Prospectus”); and (iv) resolutions adopted by the Board of Directors of the Company (the “Board of Directors”), by the sole Member of COG LLC, and by the Managers of COGLA, relating to the registration of the Securities and related matters. We have also reviewed such other documents and records of the Company and each Nevada Co-Registrant and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and each Nevada Co-Registrant and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In rendering the opinions contained herein, we have, with your permission, made the following assumptions: (i) all documents submitted to or reviewed by us, including all amendments and supplements thereto, are accurate and complete and, if not originals, are true, correct, and complete copies of the originals; (ii) the signatures on each of such documents by the parties thereto are genuine; (iii) each individual who signed such documents had the legal capacity to do so; and (iv) all persons who signed such documents on behalf of a business entity were duly authorized to do so. We have assumed that there are no amendments, modifications, or supplements to such documents other than those amendments, modifications, and supplements that are known to us.  As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company, public officials and others. We have not independently verified such factual matters.

     In rendering the opinions set forth below, we have assumed that (i) at the time of offer, issuance and sale of any Securities, the Registration Statement, and any other required post-effective amendments thereto, will be effective under the Securities Act, any required prospectus supplement with respect to such Securities will have been delivered and filed with the Commission and no stop order suspending its effectiveness will have been issued and remain in effect; (ii) upon the issuance of Common Stock, including Common Stock that may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Common Stock, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Restated Articles of Incorporation; (iii) upon the issuance of Preferred Stock, including Preferred Stock that may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Preferred Stock, the total number of shares of Preferred Stock issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Stock designated pursuant to the Restated Articles of Incorporation, will not exceed the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock that the Company is then authorized to issue under the Restated Articles of Incorporation; and (iv) upon the issuance of Debt Securities, including Debt Securities that may be issued as part of Offered Units (as defined below), a Statement of Eligibility of the Trustee on Form T-1 under the Trust Indenture Act will have been filed with the Commission.

     In rendering the opinions expressed in paragraphs 4 through 7 below with respect to the Securities referred to therein, we have additionally assumed that: (i) the Trustee identified in the Indenture will have all requisite power and authority to execute, deliver, and perform its obligations under the Indenture; (ii) at the time of execution of the Indenture, the execution and delivery thereof and the performance of such obligations will have been duly authorized by all necessary action on the Trustee’s part, and the Indenture will have been duly delivered by it; (iii) at the time of execution of the Indenture, the Indenture will be enforceable in accordance with the terms thereof; (iv) any supplemental indenture to the Indenture and any Board Resolution (as defined in the Indenture) and/or Officer’s Certificate (as defined in the Indenture) executed and delivered pursuant to the Indenture, in any such case, pursuant to which any Debt Securities and Guarantees are issued, will comply with the Indenture as theretofore supplemented, and the form and terms of such Debt Securities and Guarantees will comply with the Indenture as then supplemented (including by such supplemental indenture) and any such Board Resolution and/or Officer’s Certificate; (v) each of the Company and the Nevada Co-Registrants is and at all times material hereto will be a corporation, or limited liability company (as applicable) duly organized and validly existing under the laws of the State of Nevada; and (vi) the indenture actually entered into by the Company, the Nevada Co-Registrants, and Trustee will not deviate in any material or substantial respect from the Indenture contained as Exhibit 4.1 to the Registration Statement, such that any deviation would alter our opinions contained herein.

     Based upon and subject to the foregoing, and subject also to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

(1)The Company and each of the Nevada Co-Registrants has been duly incorporated or organized, and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the State of Nevada.

(2)With respect to any offering of Common Stock (the “Offered Common Stock”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement (or term sheet) with respect to the Offered Common Stock has been prepared, delivered, and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Common Stock will have been duly authorized, executed, and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Stock and related matters; (v) the terms of the issuance and sale of the Offered Common Stock have been duly established in conformity with the Restated Articles of Incorporation and the Bylaws of the Company, each as amended and then in effect, so as not to (A) violate any applicable law, (B) violate the Restated Articles of Incorporation or the Bylaws of the Company, each as amended and then in effect, or (C) result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) a certificate or certificates representing the Offered Common Stock are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the Offered Common Stock (including any Common Stock duly issued upon conversion, exchange, or exercise of any Debt Securities or Preferred Stock), when issued and sold in accordance with the applicable underwriting agreement, with respect to the Offered Common Stock, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.

(3)With respect to any offering of a series of Preferred Stock (the “Offered Preferred Stock”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement (or term sheet) with respect to the Offered Preferred Stock has been prepared, delivered, and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Preferred Stock will have been duly authorized, executed, and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Preferred Stock and related matters, including the adoption of a Certificate of Designation for the Offered Preferred Stock in accordance with the applicable provisions of Nevada law (the “Certificate of Designation”); (v) the filing of the Certificate of Designation with the Secretary of State of the State of Nevada has duly occurred; (vi) the terms, as well as the terms of the issuance and sale, of the Offered Preferred Stock have been duly established in conformity with the Company’s Restated Articles of Incorporation, including the Certificate of Designation relating to the Offered Preferred Stock, and the Bylaws of the Company, each as amended and then in effect, so as not to (A) violate any applicable law, (B) violate the Restated Articles of Incorporation or the Bylaws of the Company, each as amended and then in effect, or (C) result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) a certificate or certificates representing the Offered Preferred Stock are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the Offered Preferred Stock (including any Preferred Stock duly issued upon conversion, exchange, or exercise of any Debt Securities), when issued and sold in accordance with the applicable underwriting agreement, with respect to the Offered Preferred Stock, or any other duly authorized, executed, and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid, and nonassessable, provided that the consideration therefor is not less than the par value thereof.

(4)With respect to any offering of any series of Debt Securities (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the applicable Indenture (as supplemented) has been qualified under the Trust Indenture Act; (ii) an appropriate prospectus supplement (or term sheet) with respect to the Offered Debt Securities has been prepared, delivered, and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Debt Securities will have been duly authorized, executed, and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (v) the terms, as well as the terms of the issuance and sale, of the Offered Debt Securities have been duly established in conformity with the applicable Indenture (as supplemented) so as not to (A) violate any applicable law, (B) violate the Restated Articles of Incorporation or the Bylaws of the Company, each as amended and then in effect, or (C) result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Offered Debt Securities are duly executed and authenticated in accordance with the provisions of the applicable Indenture (as supplemented) and duly delivered to the purchasers thereof upon payment of the agreed upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange, or exercise of any Debt Securities or Preferred Stock), when issued and sold in accordance with the applicable Indenture (as supplemented) and the applicable underwriting agreement, if any, or any other duly authorized, executed, and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, to the extent Nevada law governs such issues.

(5)With respect to any offering of Warrants to be issued under a Warrant Agreement (the “Offered Warrants”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement (or term sheet) with respect to the Offered Warrants has been prepared, delivered, and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants and related matters, (iv) the Warrant Agreement has been duly authorized and validly executed and delivered by the Company and the warrant agent under the Warrant Agreement; (v) the terms of the issuance and sale of the Offered Warrants have been duly established in conformity with the Restated Articles of Incorporation and the Bylaws of the Company, each as amended and then in effect, so as not to (A) violate any applicable law, (B) violate the Restated Articles of Incorporation or the Bylaws of the Company, each as amended and then in effect, or (C) result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Offered Warrants are duly executed, issued, and delivered in accordance with the terms of the Warrant Agreement and the applicable definitive purchase, underwriting, or similar agreement approved by the Board of Directors of the Company, upon payment (or delivery) of the consideration therefor provided for therein, the Offered Warrants will be valid and binding obligations of the Company, to the extent that Nevada law governs such issues.

(6)With respect to any offering of Units (the “Offered Units”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement (or term sheet) with respect to the Offered Units has been prepared, delivered, and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to authorize and approve (A) the issuance and terms of the Offered Units, (B) the issuance and terms of any Warrants which are a component of the Units, the terms of the offering thereof and related matters, and the execution and delivery of any related Warrant Agreement, (C) the issuance and terms of any applicable series of Debt Securities which are a component of the Units, the terms of the offering thereof and related matters, and the execution and delivery of the applicable Indenture (as supplemented), and (D) the issuance and terms of any Preferred Stock or Common Stock which are a component of the Units, the terms of the offering thereof and related matters, (iv) the terms of the issuance and sale of the Offered Units have been duly established in conformity with the Restated Articles of Incorporation and the Bylaws of the Company, each as amended and then in effect, so as not to (A) violate any applicable law, (B) violate the Restated Articles of Incorporation or the Bylaws of the Company, each as amended and then in effect, or (C) result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (v) all of the parties duly execute and deliver, and in the case of the applicable series of Debt Securities, duly authenticate, (A) the applicable Offered Units, (B) such Warrants and Warrant Agreement, (C) such series of Debt Securities and Indenture (and such Indenture is qualified under the Trust Indenture Act) and any applicable supplemental indenture, and (D) such Preferred Stock and Common Stock, and each such Security is issued, in each case upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting, or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of the applicable Warrant Agreement, in the case of the Warrants, the applicable Indenture (as supplemented), in the case of any series of Debt Securities, or the Company’s Restated Articles of Incorporation and Bylaws (as amended to such date and then in effect), in the case of such Preferred Stock and Common Stock, such Offered Units will be valid and binding obligations of the Company, to the extent Nevada law governs such issues.

(7)With respect to the Guarantees, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement (or term sheet) with respect to the Debt Securities for which the Guarantees relate has been prepared, delivered, and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) the Company and each Nevada Co-Registrant, and each of their respective board of directors or similar governing body, including any appropriate committee appointed thereby, and appropriate officers or managers (as applicable), have taken of all necessary corporate action to authorize and approve the issuance and terms of the Guarantees and the Debt Securities to which they pertain, the terms of the offering thereof and related matters; (iv) the terms of the issuance of the Guarantees have been duly established in conformity with the Articles of Incorporation and the Bylaws (or similar organizational documents) of each Nevada Co-Registrant, each as amended and then in effect, so as not to (A) violate any applicable law, (B) violate the Restated Articles of Incorporation or the Bylaws (or similar organizational documents) of each Nevada Co-Registrant, each as amended and then in effect, or (C) result in a default under or breach of any agreement or instrument binding upon the Company or any Nevada Co-Registrant and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any Nevada Co-Registrant; (v) the applicable Indenture as then and theretofore supplemented, pursuant to which the Guarantees will be issued, has been qualified under the Trust Indenture Act; and

(vi) such Debt Securities and such Guarantees are duly executed, issued, and delivered in each case in accordance with the terms of the applicable Indenture (as supplemented) and the applicable purchase, underwriting, or similar agreement and payment (or delivery) of the consideration therefor provided for therein, such Guarantees will be valid and binding obligations of the applicable Nevada Co-Registrant, to the extent Nevada law governs such issues.

     In rendering the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Security, there shall not have occurred any change in law affecting the validity or enforceability of such Security.

     With respect to any agreement or instrument reviewed by us, that by its terms or otherwise is governed by the law of any jurisdiction other than the laws of the State of Nevada, our opinion herein is based solely on our understanding of the plain language of such agreement or instrument and we do not express our opinion with respect to the interpretation, validity, binding nature, or enforceability of any such agreement or instrument, and we do not assume any responsibility with respect to the effect on the opinions or statements set forth herein of any interpretation thereof inconsistent with such understanding.  We note that the Indenture provides that it shall be governed by the laws of the State of New York and assume that the Indenture is enforceable under the laws of the State of New York.

     We do not express any opinion herein with respect to the law of any jurisdiction other than the State of Nevada.

     This opinion is intended solely for your benefit. It is not to be quoted, in whole or in part, disclosed, made available to, or relied upon by any other person, firm, or entity without our express prior written consent. This opinion is limited to the specific opinions expressly stated herein, and no other opinion is implied or may be inferred beyond the specific opinions expressly stated herein.

     This opinion is based upon our knowledge of the law and facts relevant to the transactions herein referenced as of the date hereof. We assume no duty to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or to reflect any changes in any law that may hereafter occur or become effective.

   We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.  The law firm of Locke Lord LLP may rely on this opinion in connection with the opinion to be rendered by them in connection with the Registration Statement.

Very truly yours,

WOODBURN AND WEDGE

By:/s/ Shawn G. Pearson

Shawn G. Pearson, Esq.